FIRST AMENDMENT TO
AMENDED AND RESTATED TRUST AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT (this “Amendment”), dated as of May 27, 2009, is entered into by and among (i) Vestin Realty Mortgage II, Inc., a Maryland corporation (including any successors or permitted assigns, the “Depositor”), (ii) The Bank of New York Mellon Trust Company, National Association, a national banking association, as successor trustee to The Bank of New York Trust Company, National Association, as property trustee (in such capacity, the “Property Trustee”), (iii) Michael V. Shustek, an individual, Daniel Stubbs, an individual, and Rocio Revollo, an individual, each of whose address is c/o Vestin Realty Mortgage II, Inc., 6149 S. Rainbow Blvd., Las Vegas, Nevada 89118, as administrative trustees (in such capacities, each an “Administrative Trustee” and, collectively, the “Administrative Trustees” and, together with the Property Trustee and the Delaware Trustee, the “Trustees”) and (iv) Taberna Preferred Funding VIII, Ltd. (“TPF VIII”) and Taberna Preferred Funding IX, Ltd. (“TPF IX”, and together with TPF VIII, the “Holders”).

Witnesseth

Whereas, the Depositor and BNY Mellon Trust of Delaware (successor to The Bank of New York (Delaware) (the “Delaware Trustee”) have heretofore created a Delaware statutory trust pursuant to the Delaware Statutory Trust Act by entering into a Trust Agreement, dated as of June 8, 2007 (the “Original Trust Agreement”);

Whereas, the Depositor and the Trustees amended and restated the Original Trust Agreement in its entirety by that certain Amended and Restated Trust Agreement dated as of June 22, 2007 (as amended, modified, supplemented or restated, the “Trust Agreement”; capitalized terms used herein without definition have the meanings assigned thereto in the Trust Agreement) by and among the Depositor, the Property Trustee, the Delaware Trustee and the Administrative Trustees, to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Purchase Agreement and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in and to the Notes;

Whereas, the Depositor and the Trustees desire to further amend the Trust Agreement as set forth herein to provide for, among other things, (i) the cancellation of 23,750 of the Preferred Securities, (ii) the cancellation of a pro rata portion of the Common Securities, and (iii) the requirement that the Depositor pay a $250,000 per annum modification fee, payable quarterly on each Distribution Date until the Trust Securities are paid in full or otherwise retired; and

Whereas, the Holders have agreed to waive certain requirements of the Trust Agreement in connection with the cancellation of securities on the Effective Date (as defined below);

Now, Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties, hereby agrees as follows:

ARTICLE I

AMENDMENTS

Section 1.01                                Amendment to Section 1.1.  A new definition of “Modification Fee” shall be added to Section 1.1 of the Trust Agreement in alphabetical order, which shall read in its entirety as follows:

“Modification Fee” has the meaning specified in Section 4.1(a)(iii).

Section 1.02                                Amendment to Section 4.1(a).  Section 4.1(a) of the Trust Agreement is hereby amended and restated to read in its entirety as follows:

“SECTION 4.1                                Distributions/Fees.

(a)           The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including any Additional Interest Amounts and Modification Fees, as defined below) will be made on the Trust Securities at the rate, in the amount and on the dates that payments of interest (including any Additional Interest) and fees are made on the Notes.  Accordingly:

(i)           Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions.  Each date on which Distributions are payable in accordance with this Section 4.1(a) is referred to as a “Distribution Date.”

(ii)           Interest Distributions shall accumulate from June 22, 2007, and, except as provided in this clause (a)(ii), shall be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on July 30, 2007.  Interest Distributions shall accumulate in respect of the Trust Securities at a fixed rate equal to 8.75% per annum through the Interest Payment Date in July 2012 (the “Fixed Rate Period”) and thereafter at a variable rate equal to LIBOR plus 3.50% per annum of the Liquidation Amount of the Trust Securities, such rate being the rate of interest payable on the Notes.  LIBOR shall be determined by the Calculation Agent in accordance with Schedule A.  During the Fixed Rate Period, the amount of interest Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the amount payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.  Upon expiration of the Fixed Rate Period, the amount of interest payable for any Distribution period will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant Distribution period.  The amount of interest Distributions payable for any period shall include any Additional Interest amounts in respect of principal and interest for such period.

(iii)           A $250,000 per annum Modification Fee (the “Modification Fee”) shall accrue from April 30, 2009, and except as provided in this clause (a)(iii), shall be payable quarterly in arrears in the amount of $62,500 on January 30, April 30, July 30 and October 30 of each year, commencing on July 30, 2009 to the Holders of the Preferred Securities on a pro rata basis based on the aggregate Liquidation Amount of Outstanding Preferred Securities; provided that no portion of the Modification Fee shall be payable with respect to Preferred Securities cancelled in connection with the First Amendment to Amended and Restated Trust Agreement dated as of May 27, 2009.  The Modification Fee payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period.  The Modification Fee shall be payable until such time as no Preferred Securities are Outstanding.  The amount of Distributions payable with respect to the Modification Fee for any period shall include any Additional Interest amounts in respect of the Modification Fee.

(iv)           If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding Business Day (and no interest or fees shall accrue in respect of the amounts whose payment is so delayed for the period from and after each such date until the next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date.

(v)           Distributions on the Trust Securities, including the Modification Fee, shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.”

ARTICLE II
CANCELLATION OF SECURITIES

Section 2.01                                Cancellation of Preferred Securities Certificate.  Section 4.9(a) of the Trust Agreement provides that if the Depositor is the Owner or Holder of any Preferred Securities, it shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and, subject to compliance with Sections 2.2 and 3.5 of the Indenture, receive, in exchange therefore, a Like Amount of Notes.  As of the Effective Date, the Depositor is the Owner of 23,750 Preferred Securities with a Liquidation Amount of $23,750,000 (the “Depositor Preferred Securities”).  On the terms and subject to the conditions set forth in this Amendment, as of the Effective Date, the Depositor Preferred Securities will be exchanged for a Like Amount of Notes.  After the exchange, such Depositor Preferred Securities and a pro rata portion of the Common Securities (the “Depositor Common Securities” and,

together with the Depositor Preferred Securities, the “Cancelled Securities”) will be canceled and will no longer be deemed to be Outstanding and all rights of the Depositor with respect to such Cancelled Securities will cease.  Furthermore, in lieu of registering such Like Amount of Notes in the name of the Depositor, the Depositor consents to and does hereby agree that such Like Amount of Notes shall be immediately cancelled by the Note Trustee under the Indenture.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

Section 3.01                                Conditions Precedent.  This Amendment, including the amendments to the Trust Agreement effected hereby, shall become effective as of the date (such date, the “Effective Date”) on which all of the following conditions are satisfied:

(a)           the delivery of a counterpart of this Amendment duly executed by the Depositor, the Property Trustee, each Administrative Trustee, TPF VIII and TPF IX;

(b)           the delivery of a fully executed counterpart of that certain Second Supplemental Indenture dated as of even date herewith and evidence satisfactory to the Property Trustee that all conditions precedent to the effectiveness of such supplemental indenture have been satisfied; and

(c)           the Depositor shall have paid the reasonable costs and expenses (including but not limited to legal fees) of the Property Trustee and the Delaware Trustee in connection with this Amendment.

Promptly after the Effective Date, the Depositor shall cancel or caused to be cancelled a pro rata portion of the Common Securities.

ARTICLE IV
WAIVER OF CERTAIN CONDITIONS

Section 4.01                                Waiver of Certain Requirements in Connection with Cancellation of Securities.  Each of the Depositor, the Holders and the Administrative Trustees hereto waive, and do hereby direct the Trustee to waive, all timing and procedural requirements with respect to the cancellation of the Cancelled Securities, including those set forth in Section 4.9(a) of the Trust Agreement.

Section 4.02                                Waiver of Requirement to Deliver Tax Opinion.  Each of the Depositor, the Holders and the Administrative Trustees hereby directs the Trustee to enter into this Amendment and hereby waive the requirement for delivery of the Opinion of Counsel as described in Section 10.3(b) of the Trust Agreement to the effect that this Amendment will not cause the Trust to be taxable as a corporation or to be classified as other than a grantor trust for United States federal income tax purposes or that would cause the Notes to fail or cease to be treated as indebtedness of the Depositor for United States federal income tax purposes or that would cause the Trust to fail or cease to qualify for the exemption from status (or from any requirement to register) as an “investment company” under the Investment Company Act.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.01                                Representations and Warranties of the Holders.  Each of TPF VIII and TPF IX hereby severally (and not jointly and severally) represents and warrants that:

(a)           It owns and is the Holder of $28,125,000 of Preferred Securities; provided subject only to the satisfaction of the conditions precedent set forth in Article III and consummation of the release of securities and cash to TPF VIII and TPF IX pursuant to that certain Joint Written Direction Regarding Custodial Assets dated as of even date herewith (the “Joint Written Direction”) by and among the Depositor, TPF VIII and TPF IX, each of TPF VIII and TPF IX shall transfer all right, title and interest in Preferred Securities with a Liquidation Value of $10,000,000 to the Depositor; and

(b)           It (i) consents to the Property Trustee executing and delivering this Amendment, (ii) directs the Property Trustee to execute and deliver this Amendment and (iii) agrees to and does hereby release the Property Trustee for any action taken or to be taken by the Property Trustee in connection with its execution and delivery of this Amendment and for any liability or responsibility arising in connection herewith.

Section 5.02                                Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants that:

(a)           prior to the release of securities and cash described in the Joint Written Direction and the cancellation described in Section 2.01, it owns and is the Holder of $3,750,000 of Preferred Securities; and

(b)           concurrently with the Effective Date, it is the beneficial owner of the Cancelled Securities.

Section 5.03                                Representations and Warranties of Each Party Hereto.  Each party hereto represents and warrants that this Amendment has been duly and validly executed and delivered by it and is legal, valid and binding upon and enforceable against it in accordance with its terms.

Section 5.04                                Consent and Direction to Trustee.  By execution of this Amendment, each of the Depositor, the Trust and the Administrative Trustees (i) consents to the Property Trustee executing and delivering this Amendment, (ii) directs the Property Trustee to execute and deliver this Amendment and (iii) agrees to and does hereby release the Property Trustee for any action taken or to be taken by the Property Trustee in connection with its execution and delivery of this Amendment and for any liability or responsibility arising in connection herewith.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.01                                Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE TRUST, THE DEPOSITOR AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

Section 6.02                                No Other Amendments.  Except as hereby expressly modified, the Trust Agreement and the Securities issued thereunder are ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 6.03                                Headings.  The Article and Section headings are for convenience only and shall not affect the construction of this Amendment.

Section 6.04                                Trustee Acceptance. The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Amendment or the due execution hereof by the by any party hereto other than the Property Trustee or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Depositor.

Section 6.05                                Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Trust Agreement as of the day and year first above written.

VESTIN REALTY MORTGAGE II, INC., as Depositor

By:     /s/ Michael Shustek

  Name:  Michael Shustek
  Title:  President and Chief Executive Officer

VESTIN II CAPITAL TRUST I

By:     /s/ Michael Shustek
          Name:  Michael Shustek
          Title:  Administrative Trustee

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor trustee to The Bank of New York Trust Company, National Association, as Property Trustee

By: /s/ Bill Marshall
Name: Bill Marshall
Title: Vice President

/s/ Michael V. Shustek	/s/ Daniel Stubbs
Administrative Trustee	Administrative Trustee
Name: Michael V. Shustek	Name: Daniel Stubbs

/s/ Rocio Revollo
Administrative Trustee
Name: Rocio Revollo

TABERNA PREFERRED FUNDING VIII, LTD.

By:     /s/ Alasdair Foster
Name: Alasdair Foster
Title:  Director

TABERNA PREFERRED FUNDING IX, LTD.

By:     /s/ Alasdair Foster
Name: Alasdair Foster
Title:  Director